Exhibit 99.1

News Release

news release

FOR IMMEDIATE RELEASE	December 21, 2020

SYKES ENTERPRISES, INCORPORATED, THROUGH ITS CLEARLINK SUBSIDIARY,

ACQUIRES PERSONAL FINANCE DIGITAL MEDIA COMPANY THE PENNY HOARDER

TAMPA, FL – December 21, 2020 – Sykes Enterprises, Incorporated (“SYKES” or the “Company”) (NASDAQ: SYKE), a leading full life cycle provider of global customer engagement services, multichannel demand generation and digital transformation, today announced through its digital marketing subsidiary Clearlink the acquisition of Taylor Media Corporation, owner of The Penny Hoarder (“TPH”), a leading independent personal finance digital media company whose mission is delivering financial empowerment. Founded in 2010 by Kyle Taylor, St. Petersburg, Florida based TPH empowers millions of people to make smart choices with their money, by sharing actionable and inspirational advice and resources on how to make, save and manage money. Its extensive content library and expertise within personal finance has allowed TPH to partner with a vast network of clients across the credit, investing, banking and insurance categories. Its dedication to delivering the right content at the right time for its readers has created a loyal, high-intent audience that positions TPH as a premier customer acquisition partner for its clients. This acquisition extends Clearlink’s existing leadership in home-services and insurance into the broader financial services industry, while also adding additional expertise in paid media marketing. Furthermore, through this acquisition, Clearlink will be gaining access to a portfolio of client logos, primarily market disruptors, within credit, investing, banking and insurance.

“Through our Clearlink Digital Media group, we are focused on building a portfolio of digital media assets that help consumers find, buy and use products and services that improve their everyday lives. TPH advances this initiative by expanding our portfolio into the very large market of personal finance. The insights, knowledge and expertise that we gain through the TPH transaction will not only enable us to help consumers make informed decisions about financial products and services, it will also help us strengthen the brand and growth of financial services clients all over the world,” commented Sykes Enterprises, Incorporated’s President and Chief Executive Officer Chuck Sykes.

TPH generated approximately $50 million of revenue on a trailing twelve-month basis ended September 30, 2020. Under the terms of the transaction, the Company will purchase the stock of TPH for an all-cash purchase consideration of $102.5 million. The consideration is expected to be funded through a combination of the Company’s credit facility and cash on hand.

“This acquisition marks a significant milestone and validation of hard work from The Penny Hoarder team. We’re excited to have found a partner in SYKES who believes in our mission of helping consumers make better financial decisions. The financial services industry is changing rapidly and consumers need an ally in navigating this new economy more than ever. Our partnership will give us a leg up in meeting these challenges while providing more opportunities for our employees and advertisers. We couldn’t be more thrilled to join the team,” remarked Kyle Taylor, founder and Chief Executive Officer of The Penny Hoarder.

Sykes Enterprises, Incorporated

Corporate Headquarters:

400 North Ashley Drive

Tampa, FL  USA  33602

1 ∙ 800 ∙ TO ∙ SYKES

http://www.sykes.com

EMEA Operations

599 Calder Road

Edinburgh EH11 4GA

Scotland

+44 (0) 131 458-6500

The Company anticipates the transaction, which is expected to close before year-end 2020, to be accretive to 2021 diluted earnings per share and plans to quantify the accretion levels when it releases its fourth quarter 2020 financial results in February 2021.

“We are thrilled to welcome The Penny Hoarder team into the SYKES family. With such strong alignment in both our culture and mission, I’m excited to see what we will achieve together,” stated Ted Roxbury, President of Clearlink.

JEGI | CLARITY (www.jegiclarity.com), the leading independent investment bank for the global media, information, marketing and technology sectors, represented The Penny Hoarder in this transaction. Shumaker, Loop & Kendrick, LLP served as SYKES' legal advisor.

About Sykes Enterprises, Incorporated

Sykes Enterprises, Incorporated (“SYKES” or “the Company”) is a leading provider of multi-channel demand generation and global customer engagement services. The Company provides differentiated full lifecycle customer engagement solutions and services primarily to Global 2000 companies and their end customers principally in the financial services, communications, technology, transportation & leisure and healthcare industries. SYKES’ differentiated full lifecycle management services platform effectively engages customers at every touchpoint within the customer journey, including digital marketing and acquisition, sales expertise, customer service, technical support and retention, many of which can be optimized by a suite of robotic process automation (“RPA”) and artificial intelligence (“AI”) solutions. The Company serves its clients through two geographic operating regions: the Americas (United States, Canada, Latin America, South Asia and Asia Pacific) and EMEA (Europe, the Middle East and Africa). Its Americas and EMEA regions primarily provide customer-engagement solutions and services with an emphasis on inbound multichannel demand generation, customer service and technical support to its clients’ customers. These services are delivered through multiple communication channels including phone, email, social media, text messaging, chat and digital self-service. The Company also provides various enterprise support services in the United States that include services for its clients’ internal support operations, from technical staffing services to outsourced corporate help desk services. In Europe, the Company provides fulfillment services, which includes order processing, payment processing, inventory control, product delivery and product returns handling. Additionally, through the acquisition of RPA provider Symphony Ventures Ltd (“Symphony”) coupled with its investment in AI through XSell Technologies, Inc. (“XSell”), the Company also provides a suite of solutions such as consulting, implementation, hosting and managed services that optimizes its differentiated full lifecycle management services platform. SYKES’ complete service offering helps its clients acquire, retain and increase the lifetime value of their customer relationships. The Company has developed an extensive global reach with customer engagement centers across six continents, including North America, South America, Europe, Asia, Australia and Africa. It delivers cost-effective solutions that generate demand, enhance the customer service experience, promote stronger brand loyalty, and bring about high levels of performance and profitability. For additional information please visit www.sykes.com.

About Taylor Media Corporation, Owner of The Penny Hoarder

The Penny Hoarder is one of the nation’s largest personal finance websites, reaching millions of readers each month. Its purpose is to share actionable articles and resources to teach people how to earn, save and manage their money. To learn more about The Penny Hoarder, visit https://www.thepennyhoarder.com/.

Forward-Looking Statements

This press release may contain “forward-looking statements,” including SYKES’ estimates of its future business outlook, prospects or financial results. Statements regarding SYKES’ objectives, expectations, intentions, beliefs or strategies, or statements containing words such as “believe,” “estimate,” “project,” “expect,” “intend,” “may,” “anticipate,” “plans,” “seeks,” “implies,” or similar expressions are intended to identify such forward-looking statements. It is important to note that SYKES’ actual results could differ materially from those in such forward-looking statements, and undue reliance should not be placed on such statements. Statements about the effects of the COVID-19 pandemic on our business, operations, financial performance and prospects may constitute forward-looking statements and are subject to the risk that the actual impacts may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond our control, including the scope and duration of the pandemic, actions taken by governmental authorities in response to the pandemic, and the direct and indirect impact of the pandemic on our clients, third parties and us. Among the important factors that could cause such actual results to differ materially are (i) the impact of economic recessions in the U.S. and other parts of the world, (ii) fluctuations in global business conditions and the global economy, (iii) SYKES’ ability of maintaining margins, (iv) SYKES’ ability to continue the growth of its support service revenues through additional technical and customer engagement centers, (v) currency fluctuations, (vi) the timing of significant orders for SYKES’ products and services, (vii) loss or addition of significant clients, (viii) the early termination of contracts by clients, (ix) SYKES’ ability to recognize deferred revenue through delivery of products or satisfactory performance of services, (x) construction delays of new or expansion of existing customer engagement centers, (xi) difficulties or delays in implementing SYKES’ bundled service offerings, (xii) failure to achieve sales, marketing and other objectives, (xiii) variations in the terms and the elements of services offered under SYKES’ standardized contract including those for future bundled service offerings, (xiv) changes in applicable accounting principles or interpretations of such principles, (xv) delays in SYKES’ ability to develop new products and services and market acceptance of new products and services, (xvi) rapid technological change, (xvii) political and country-specific risks inherent in conducting business abroad, (xviii) SYKES’ ability to attract and retain key management personnel, (xix) SYKES’ ability to further penetrate into vertically integrated markets, (xx) SYKES’ ability to expand its global presence through strategic alliances and selective acquisitions, (xxi) SYKES’ ability to continue to establish a competitive advantage through sophisticated technological capabilities, (xxii) the ultimate outcome of any lawsuits or penalties (regulatory or otherwise), (xxiii) SYKES’ dependence on trends toward outsourcing, (xxiv) risk of interruption of technical and customer engagement center operations due to such factors as fire, earthquakes, inclement weather and other disasters, power failures, telecommunications failures, unauthorized intrusions, computer viruses and other emergencies, (xxv) the existence of substantial competition, (xxvi) the ability to obtain and maintain grants and other incentives, including tax holidays or otherwise, (xxvii) risks related to the integration of the businesses of SYKES, including the Qelp, Clearlink, WhistleOut, Symphony and Taylor Media Corporation  acquisitions and the impairment of any related goodwill, (xxviii) the ability to execute on initiatives to address inefficiencies around recruitment and retention in the U.S. and rationalize underutilized capacity methodically and (xxix) other risk factors listed from time to time in SYKES’ registration statements and reports as filed with the Securities and Exchange Commission. All forward-looking statements included in this press release are made as of the date hereof, and SYKES undertakes no obligation to update any such forward-looking statements, whether as a result of new information, future events, or otherwise.

For additional information contact:

Subhaash Kumar

Sykes Enterprises, Incorporated

(813) 233-7143

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